UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 30, 2005

Sirna Therapeutics, Inc.
(Exact name of registrant as specified in its charter)

Delaware	0-27914	34-1697351
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification Number

2950 Wilderness Place
Boulder, Colorado 80301
(Address of principal executive offices)

Registrant’s telephone number, including area code: (303) 449-6500

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02 Departure of Director or Principal Officers; Election of Directors; Appointment of Principal Officers.

On March 30, 2005, Sirna Therapeutics, Inc. (“Sirna”) announced that Senior Vice President and Chief Financial Officer Martin E. Schmieg has resigned from his position with Sirna, effective April 22, 2005. Patti Ketchner, Vice President and Corporate Controller, will assume financial management responsibilities for Sirna in the interim between Mr. Schmieg’s departure and the naming of his replacement. Ms. Ketchner, 43, joined Sirna in 1993 and has served as Vice President and Corporate Controller since December 2003. From September 2002 to November 2003, Ms. Ketchner served as Director, Finance and Corporate Controller. Ms. Ketchner served as Associate Director, Finance and Corporate Controller from December 1997 to August 2002. Since October 8, 2002, Ms. Ketchner has had an agreement with Sirna entitling her to severance equal to six months of her then-current salary at the time of a termination (other than for cause).

ITEM 7.01 Regulation FD Disclosure

Sirna issued a press release on March 30, 2005 announcing that Senior Vice President and Chief Financial Officer Martin E. Schmieg has resigned from his position with Sirna, effective April 22, 2005, and that Patti Ketchner, Vice President and Corporate Controller, will assume financial management responsibilities for Sirna in the interim between Mr. Schmieg’s departure and the naming of his replacement.

A copy of the press release is furnished herewith as Exhibit 99.1 and is incorporated herein by reference. The information contained in this Item 7.01, including the accompanying exhibit, is being furnished and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (“Exchange Act”), or otherwise subject to the liability of that section. The information contained in this Item 7.01, including the accompanying exhibit, shall not be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, whether made before or after the date hereof, except as shall be expressly set forth by specific reference in such filing.

ITEM 9.01 Financial Statements and Exhibits.

(c) Exhibits.

99.1	Press Release issued by Sirna Therapeutics, Inc. on March 30, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 30, 2005

SIRNA THERAPEUTICS, INC. (Registrant)
By: /s/ Howard W. Robin
Name: Howard W. Robin
Title: President and Chief Executive Officer

EXHIBIT INDEX

99.1	Press Release issued by Sirna Therapeutics, Inc. on March 30, 2005.